                                                                   EXHIBIT 99(1)


TRINITY INDUSTRIES, INC.

NEWS RELEASE

                                                     CONTACT:
                                                     Neil Shoop
                                                     Treasurer
                                                     214-589-8561


FOR IMMEDIATE RELEASE




  TRINITY INDUSTRIES REPORTS OPERATING RESULTS FOR FISCAL 2001

         DALLAS - May 23, 2001 - Trinity Industries, Inc., (NYSE:TRN) today reported financial results for the full year and fourth quarter of fiscal 2001.

         For the fiscal year ended March 31, 2001, the Company reported net income of $36.5 million (before unusual charges), or 97 cents a diluted share, on revenues of $1.90 billion. This compares with net income of $165.5 million, or $4.15 a diluted share, on revenues of $2.74 billion in the fiscal year ended March 31, 2000. After unusual charges of $173.3 million ($110.9 million after tax), the Company reported a Fiscal 2001 net loss of $74.4 million, or $1.98 a diluted share. The unusual charges recorded in Fiscal 2001 related primarily to restructuring the Company's railcar operations, various investment and asset write-downs, and severance costs.

         For the fourth quarter ended March 31, 2001, the Company reported a net loss of $4.0 million (before unusual charges), or 11 cents a share, on revenues of $418.7 million. This compares with net income of $33.9 million, or 87 cents a diluted share, on revenues





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of $646.4 million in the fourth quarter of the prior fiscal year. After unusual charges of $55.8 million ($35.7 million after tax), the Company reported a net loss for the fourth quarter of Fiscal 2001 of $39.7 million, or $1.08 a diluted share. The unusual charges recorded in the fourth quarter of Fiscal 2001 include previously announced unusual charges of approximately $25 million plus approximately $16 million in additional charges related to plant closings and $14.8 million in litigation reserves related to an adverse jury verdict also announced earlier.

         "The actions we have taken during fiscal 2001 to confront the declining economy and refocus our resources on our core businesses as indicated in previous announcements should strengthen us to meet the challenges of fiscal 2002," said Timothy R. Wallace, Trinity's chairman, president and CEO. "The North American railcar market is not showing signs of recovery at this point. Pricing for railcars remains very competitive with a large portion of our customers electing to lease cars rather than purchase them. This coincides with our decision to expand our leasing business."

         "Fortunately Trinity's Construction Products and Inland Barge businesses are gaining momentum. Since the beginning of April, Trinity's construction related businesses have continued to improve their earnings as a result of a return to more normal weather conditions. Our barge manufacturing business is improving their backlog of barges by continuing to receive orders at a steady pace. Trinity's U.S. industrial business has stabilized from an operational point of view. We are pleased that our other business groups are able to provide some earnings coverage during the steep decline in demand for new railcars in North America. Until we see more improvement in the North American



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rail market, we believe it is reasonable to expect that our net income in fiscal
2002 will be comparable to our fiscal 2001 net income (before unusual charges)," Wallace said.

         Trinity Industries, Inc., with headquarters in Dallas, Texas, is one of the nation's leading diversified industrial companies. In this release, Trinity is reporting five principal business segments: the Railcar Group, the Inland Barge Group, the Parts & Services Group, the Construction Products Group, and the Industrial Group which is a change from previous reporting. Amounts reported in this release for prior periods have been restated to conform with current presentation. Trinity's web site may be accessed at http://www.trin.net.

         This news release contains "forward looking statements" as defined by the Private Securities Litigation Reform Act of 1995 and includes statements as to expectations, intentions and predictions of future financial performance. Statements that are not historical facts are forward looking. Readers are directed to Trinity's Form 10-K and other SEC filings for a description of certain of the business issues and risks, a change in any of which could cause actual results or outcomes to differ materially from those expressed in the forward looking statements. Any forward looking statement speaks only as of the date on which such statement is made. Trinity undertakes no obligation to update any forward looking statement or statements to reflect events or circumstances after the date on which such statement is made.


                              - TABLES TO FOLLOW -








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                            Trinity Industries, Inc.
                     Condensed Consolidated Income Statement
                    (in millions, except per share amounts)



                                              Three Months Ended March 31                 Fiscal Year Ended March 31
                                       ----------------------------------------    ---------------------------------------
                                          2000                  2001*                  2000                 2001*
                                       -----------   --------------------------    -----------   -------------------------
                                                     Before 4th      After 4th                     Before         After
                                                     Qtr Charges    Qtr Charges                    Charges       Charges
                                                     -----------    -----------                  -----------   -----------


Revenues                               $     646.4   $     418.7    $     418.7    $   2,740.6   $   1,904.3   $   1,904.3

Operating profit (loss)                $      55.9   $      (2.4)   $     (58.2)   $     279.0   $      74.8   $     (66.1)

Other expense                                  2.6           3.9            3.9           16.1          17.8          50.2
                                       -----------   -----------    -----------    -----------   -----------   -----------

Income (loss) before income taxes             53.3          (6.3)         (62.1)         262.9          57.0        (116.3)

Provision (benefit) for income taxes          19.4          (2.3)         (22.4)          97.4          20.5         (41.9)

                                       -----------   -----------    -----------    -----------   -----------   -----------
Net income (loss)                      $      33.9   $      (4.0)   $     (39.7)   $     165.5   $      36.5   $     (74.4)
                                       ===========   ===========    ===========    ===========   ===========   ===========

Net income (loss) per common
  share:
    Basic                              $      0.87   $     (0.11)   $     (1.08)   $      4.17   $      0.97   $     (1.98)
                                       ===========   ===========    ===========    ===========   ===========   ===========
    Diluted                            $      0.87   $     (0.11)   $     (1.08)   $      4.15   $      0.97   $     (1.98)
                                       ===========   ===========    ===========    ===========   ===========   ===========

Weighted average number of
  shares outstanding:
    Basic                                     38.9          36.9           36.9           39.7          37.5          37.5
    Diluted                                   39.0          36.9           36.9           39.9          37.5          37.5



* The three months and fiscal year ended March 31, 2001 includes pretax charges of $55.8 million ($35.7 million after tax or $0.97 per share) and $173.3 million ($110.9 million after tax or $2.95 per share), respectively, related primarily to restructuring the Company's railcar operations, various investment and asset write-downs, and severance costs. For the three months ended March 31, 2001, $53.9 million is included in cost of revenues and $1.9 million in SE&A expenses. For the fiscal year ended March 31, 2001, $125.3 million is included in cost of revenues, $15.6 million in SE&A expenses, and $32.4 million in other expenses.



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                            Trinity Industries, Inc.
                             Condensed Segment Data
                                  (in millions)




REVENUES:
                                Three Months Ended             Fiscal Year Ended
                                    March 31                        March 31
                          ----------------------------    ----------------------------
                               2000           2001            2000            2001
                          ------------    ------------    ------------    ------------

Railcar Group             $      350.9    $      152.8    $    1,515.3    $      738.9

Inland Barge Group                54.3            58.5           210.1           202.9

Parts & Services Group            82.1            73.0           373.8           316.7

Construction Products
  Group                          105.0            93.7           445.6           441.0

Industrial Group                  65.8            46.5           255.4           220.5

All Other                          9.9            10.7            51.1            52.5

Less:  Parts & Services
  Group sales to other
  segments                       (21.6)          (16.5)         (110.7)          (68.2)

                          ------------    ------------    ------------    ------------

      Total revenues      $      646.4    $      418.7    $    2,740.6    $    1,904.3
                          ============    ============    ============    ============


OPERATING PROFIT (LOSS):


                                  Three Months Ended March 31                      Fiscal Year Ended March 31
                         --------------------------------------------    --------------------------------------------
                             2000                    2001                    2000                    2001
                         ------------    ----------------------------    ------------    ----------------------------
                                        (A)Before 4th      After 4th                     (A)Before          After
                                         Qtr Charges      Qtr Charges                      Charges         Charges
                                        -------------    ------------                    ------------    ------------


Railcar Group            $       37.8    $        4.2    $      (42.7)   $      153.2    $       36.3    $      (31.7)

Inland Barge Group                6.6             1.8             1.8            25.7            16.1            11.7

Parts & Services Group           10.0             3.5            (4.8)           63.4            22.1           (11.4)

Construction Products
  Group                           9.8             2.4             2.4            56.2            38.5            38.5

Industrial Group                  2.2            (0.7)           (0.7)           12.4             6.3            (8.2)

All Other                        (0.6)           (3.2)           (3.2)            1.9           (14.5)          (15.7)

Corporate                        (9.9)          (10.4)          (11.0)          (33.8)          (30.0)          (49.3)

                         ------------    ------------    ------------    ------------    ------------    ------------
Consolidated             $       55.9    $       (2.4)   $      (58.2)   $      279.0    $       74.8    $      (66.1)
                         ============    ============    ============    ============    ============    ============


(A) Charges are described in the preceding pages.

The Company has changed the presentation of segment information as follows:
Highway Products and Concrete & Aggregate businesses are reported in the Construction Products Group, Operating Profit amounts are after allocation of Shared Services charges, and certain minor reclassifications between groups were made. All prior year amounts have been restated to conform to current presentation.

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                            Trinity Industries, Inc.
                      Condensed Consolidated Balance Sheet
                                  (in millions)


                                                        End of            End of
                                                      Fiscal Year       Fiscal Year
                                                     March 31, 2000    March 31, 2001
                                                     --------------    --------------



Cash and equivalents                                 $         16.9    $         13.5
Receivables and inventories                                   710.4             598.2
Property, plant and equipment, at cost                      1,304.9           1,534.1
Less accumulated depreciation                                (491.7)           (541.7)
Other assets                                                  198.0             221.8
                                                     --------------    --------------
                                                     $      1,738.5    $      1,825.9
                                                     ==============    ==============



Short-term debt and accounts payable
  and accrued liabilities                            $        531.0    $        858.0
Long-term debt                                                 95.4              44.0
Deferred income taxes                                          58.5               7.1
Other liabilities                                              38.5              37.8
Stockholders' equity                                        1,015.1             879.0
                                                     --------------    --------------
                                                     $      1,738.5    $      1,825.9
                                                     ==============    ==============



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